Exhibit 99.1

16795 Von Karman Suite 240, Irvine CA 92606 Office: 949-525-4634 Fax: 949-525-9779

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of January 25, 2015 (the “Effective Date”), is made by and between Adaptive Medias, Inc. a Nevada corporation (the "Company"), and Jim Waltz ("Consultant"). In consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

ARTICLE 1
SCOPE OF WORK

1.1       Services. The Company wishes to engage Consultant to provide services primarily in connection with an Interim Acting Chief Operating Officer role. Consultant agrees to perform for the Company the services described in Exhibit A (“consulting services”).

1.2       Time and Availability. Consultant will devote the appropriate amount of hours in performing the services for the Company as described in Exhibit A. Consultant shall have discretion in selecting the dates and times it performs such consulting services throughout the month giving due regard to the needs of the Company’s business.

1.3       Confidentiality. In order for Consultant to perform the consulting services, it may be necessary for the Company to provide Consultant with Confidential Information (as defined below) regarding the Company’s business and products. The Company will rely heavily upon Consultant’s integrity and prudent judgment to use this information only in the best interests of the Company.

1.4       Standard of Conduct. In rendering consulting services under this Agreement, Consultant shall conform to high professional standards of work and business ethics. Consultant shall not use time, materials, or equipment of the Company without the prior written consent of the Company. In no event shall Consultant take any action or accept any assistance or engage in any activity that would result in any university, governmental body, research institute or other person, entity, or organization acquiring any rights of any nature in the results of work performed by or for the Company.

1.5       Outside Services. Consultant shall not use the service of any other person, entity, or organization in the performance of Consultant’s duties without the prior written consent of an officer of the Company. Should the Company consent to the use by Consultant of the services of any other person, entity, or organization, no information regarding the services to be performed under this Agreement shall be disclosed to that person, entity, or organization until such person, entity, or organization has executed an agreement to protect the confidentiality of the Company’s Confidential Information (as defined in Article 5) and the Company’s absolute and complete ownership of all right, title, and interest in the work performed under this Agreement.

With regard to section 1.5. the Company acknowledges that Consultant has been appointed as an Officer of the Company and is authorized as outlined in Exhibit A to engage the services of others in the performance of the duties as outlined therein.

1.6       Reports. Consultant shall periodically provide the Company with written reports of his or her observations and conclusions regarding the consulting services. Upon the termination of this Agreement, Consultant shall, upon the request of Company, prepare a final report of Consultant’s activities.

ARTICLE 2
INDEPENDENT CONTRACTOR

2.1       Independent Contractor. Consultant is an independent contractor and is not an employee, partner, or co-venturer of, or in any other service relationship with, the Company. The manner in which Consultant’s services are rendered shall be within Consultant’s sole control and discretion. Consultant is not authorized to speak for, represent, or obligate the Company in any manner without the prior express written authorization from an officer of the Company.

Initials: Adaptive __________

Consultant ________

www.adaptivem.com	1

16795 Von Karman Suite 240, Irvine CA 92606 Office: 949-525-4634 Fax: 949-525-9779

2.2       Taxes. Consultant shall be responsible for all taxes arising from compensation and other amounts paid under this Agreement, and shall be responsible for all payroll taxes and fringe benefits of Consultant’s employees. Neither federal, nor state, nor local income tax, nor payroll tax of any kind, shall be withheld or paid by the Company on behalf of Consultant or his/her employees. Consultant understands that he/she is responsible to pay, according to law, Consultant’s taxes and Consultant shall, when requested by the Company, properly document to the Company that any and all federal and state taxes have been paid.

2.3       Benefits. Consultant and Consultant’s employees will not be eligible for, and shall not participate in, any employee pension, health, welfare, or other fringe benefit plan of the Company. No workers' compensation insurance shall be obtained by Company covering Consultant or Consultant’s employees.

ARTICLE 3
COMPENSATION FOR CONSULTING SERVICES

3.1       Compensation. The Company shall pay to Consultant $15,000 per month for services rendered to the Company under this Agreement. The monthly compensation shall be paid on the first of the month following the month the services were provided. The monthly compensation shall be paid regardless of the number of consulting hours provided by Consultant in a particular month. The monthly amount will be prorated for any period which is less than a full month.

3.2       Reimbursement. The Company agrees to reimburse Consultant for all actual reasonable and necessary expenditures, which are directly related to the consulting services. These expenditures include, but are not limited to, expenses related to travel (i.e., airfare, hotel, temporary housing, meals, parking, taxis, mileage, etc.), telephone calls, and postal expenditures. Expenses incurred by Consultant will be reimbursed by the Company within 15 days of Consultant’s proper written request for reimbursement.

3.3. Housing Allowance. The Consultant shall be eligible for a housing allowance the amount of which will be determined and approved in advance.

ARTICLE 4

TERM AND TERMINATION

4.1       Term. This Agreement shall be effective as of the Effective Date, and shall continue in full force and effect until March 31, 2015 and will continue on a month-to-month basis thereafter until terminated by either party with two weeks notice.

4.2       Termination. The Company may terminate this Agreement immediately for “Cause,” after giving Consultant written notice of the reason. Cause means: (1) Consultant has breached the provisions of Article 5 or 7 of this Agreement in any respect, or materially breached any other provision of this Agreement and the breach continues for 30 days following receipt of a notice from the Company; (2) Consultant has committed fraud, misappropriation, or embezzlement in connection with the Company’ s business; (3) Consultant has been convicted of a felony; or (4) Consultant’s use of narcotics, liquor, or illicit drugs has a detrimental effect on the performance of his or her employment responsibilities, as determined by the Company.

4.3       Responsibility upon Termination. Any equipment provided by the Company to the Consultant in connection with or furtherance of Consultant’s services under this Agreement, including, but not limited to, computers, laptops, and personal management tools, shall, immediately upon the termination of this Agreement, be returned to the Company.

4.4       Survival. The provisions of Articles 5, 6, 7, and 8 of this Agreement shall survive the termination of this Agreement and remain in full force and effect thereafter.

Initials: Adaptive __________

Consultant ________

www.adaptivem.com	2

16795 Von Karman Suite 240, Irvine CA 92606 Office: 949-525-4634 Fax: 949-525-9779

ARTICLE 5
CONFIDENTIAL INFORMATION

5.1       Obligation of Confidentiality. In performing consulting services under this Agreement, Consultant may be exposed to and will be required to use certain “Confidential Information” (as hereinafter defined) of the Company. Consultant agrees that Consultant will not and Consultant’s employees, agents, or representatives will not use, directly or indirectly, such Confidential Information for the benefit of any person, entity, or organization other than the Company, or disclose such Confidential Information without the written authorization of the President of the Company, either during or after the term of this Agreement, for as long as such information retains the characteristics of Confidential Information.

5.2       Definition. “Confidential Information” means information not generally known and proprietary to the Company or to a third party for whom the Company is performing work, including, without limitation, information concerning any patents or trade secrets, confidential or secret designs, processes, formulae, source codes, plans, devices or material, research and development, proprietary software, analysis, techniques, materials, or designs (whether or not patented or patentable), directly or indirectly useful in any aspect of the business of the Company, any vendor names, customer and supplier lists, databases, management systems and sales and marketing plans of the Company, any confidential secret development or research work of the Company, or any other confidential information or proprietary aspects of the business of the Company. All information which Consultant acquires or becomes acquainted with during the period of this Agreement, whether developed by Consultant or by others, which Consultant has a reasonable basis to believe to be Confidential Information, or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information.

5.3       Property of the Company. Consultant agrees that all plans, manuals, and specific materials developed by the Consultant on behalf of the Company in connection with services rendered under this Agreement, are and shall remain the exclusive property of the Company. Promptly upon the expiration or termination of this Agreement, or upon the request of the Company, Consultant shall return to the Company all documents and tangible items, including samples, provided to Consultant or created by Consultant for use in connection with services to be rendered hereunder, including, without limitation, all Confidential Information, together with all copies and abstracts thereof.

ARTICLE 6
RIGHTS AND DATA

All drawings, models, designs, formulas, methods, documents, and tangible items prepared for and submitted to the Company by Consultant in connection with the services rendered under this Agreement shall belong exclusively to the Company and shall be deemed to be works made for hire (the “Deliverable Items”). To the extent that any of the Deliverable Items may not, by operation of law, be works made for hire, Consultant hereby assigns to the Company the ownership of copyright or mask work in the Deliverable Items, and the Company shall have the right to obtain and hold in its own name any trademark, copyright, or mask work registration, and any other registrations and similar protection which may be available in the Deliverable Items. Consultant agrees to give the Company or its designees all assistance reasonably required to perfect such rights.

ARTICLE 7
CONFLICT OF INTEREST AND NON-SOLICITATION

7.1       Conflict of Interest. Consultant covenants and agrees not to consult or provide any services in any manner or capacity to a direct competitor of the Company during the duration of this Agreement unless express written authorization to do so is given by the Company’s President. A direct competitor of the Company for purposes of this Agreement is defined as any individual, partnership, corporation, and/or other business entity that engages in the technology industry that Adaptive participates in.

7.2       Non-Solicitation. Consultant covenants and agrees that during the term of this Agreement, Consultant will not, directly or indirectly, through an existing corporation, unincorporated business, affiliated party, successor employer, or otherwise, solicit, hire for employment or work with, on a part-time, consulting, advising, or any other basis, other than on behalf of the Company any employee or independent contractor employed by the Company while Consultant is performing services for the Company.

Initials: Adaptive __________

Consultant ________

www.adaptivem.com	3

16795 Von Karman Suite 240, Irvine CA 92606 Office: 949-525-4634 Fax: 949-525-9779

ARTICLE 8
RIGHT TO INJUNCTIVE RELIEF

Consultant acknowledges that the terms of Articles 5, 6, and 7 of this Agreement are reasonably necessary to protect the legitimate interests of the Company, are reasonable in scope and duration, and are not unduly restrictive. Consultant further acknowledges that a breach of any of the terms of Articles 5, 6, or 7 of this Agreement will render irreparable harm to the Company, and that a remedy at law for breach of the Agreement is inadequate, and that the Company shall therefore be entitled to seek any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties. Consultant acknowledges that an award of damages to the Company does not preclude a court from ordering injunctive relief. Both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies.

ARTICLE 9
GENERAL PROVISIONS

9.1       Construction of Terms. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, that provision shall be severed and shall not affect the validity or enforceability of the remaining provisions.

9.2       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of California.

9.3       Complete Agreement. This Agreement constitutes the complete agreement and sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and supersedes all prior discussions and understandings in respect to the subject of this Agreement, whether written or oral.

9.4       Dispute Resolution. If there is any dispute or controversy between the parties arising out of or relating to this Agreement, the parties agree that such dispute or controversy will be arbitrated in accordance with proceedings under American Arbitration Association rules, and such arbitration will be the exclusive dispute resolution method under this Agreement. The decision and award determined by such arbitration will be final and binding upon both parties. All costs and expenses, including reasonable attorney’s fees and expert’s fees, of all parties incurred in any dispute that is determined and/or settled by arbitration pursuant to this Agreement will be borne by the party determined to be liable in respect of such dispute; provided, however, that if complete liability is not assessed against only one party, the parties will share the total costs in proportion to their respective amounts of liability so determined. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement until the dispute is resolved.

9.5       Modification. No modification, termination, or attempted waiver of this Agreement, or any provision thereof, shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

9.6       Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the party in breach.

9.7       Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that the Agreement shall be assignable by the Company without Consultant’s consent in the event the Company is acquired by or merged into another corporation or business entity. The benefits and obligations of this Agreement shall be binding upon and inure to the parties hereto, their successors and assigns.

9.8       No Conflict. Consultant warrants that Consultant has not previously assumed any obligations inconsistent with those undertaken by Consultant under this Agreement.

Initials: Adaptive __________

Consultant ________

www.adaptivem.com	4

16795 Von Karman Suite 240, Irvine CA 92606 Office: 949-525-4634 Fax: 949-525-9779

Company acknowledges that Consultant has and will continue to have a role with Beanstock Media and Company and Consultant have agreed to implement appropriate procedures to protect against the appearance or actual conflicts of interest regarding these roles and responsibilities.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized representatives.

Adaptive Medias, Inc.	CONSULTANT:
/s/ Omar Akram	/s/ Jim Waltz
Signature	Signature
Omar Akram	Jim Waltz
Printed Name	Printed Name
Officer and SVP Product & Technology
Title	Title
01/25/2015	01/25/2015
Date	Date
Address: 16795 Von Karman Suite 240 Irvine, CA 92606 Tel: (949) 525-4634 Fax: (949) 525-9779 Email: Omar@adaptivem.com	Address: Email: jimwaltz@gmail.com

Initials: Adaptive __________

Consultant ________

www.adaptivem.com	5

16795 Von Karman Suite 240, Irvine CA 92606 Office: 949-525-4634 Fax: 949-525-9779

EXHIBIT A

CONSULTING SERVICES

Summary and Goals of the role:

•	Stabilize, maintain and advance operational execution of the Companies strategic, operational and financial goals as outlined in the 2015 Operating Plan and Financial Budget.
•	Participate with Company’s designated Investors Relations resources to secure an additional $5m-$10m as soon as possible

All authorities and responsibilities of the CEO role until such time as the Board appoints a replacement CEO including:

•	Leadership of all aspects of the company – Reports to the Board of Directors
•	Sets strategic direction and ensures operational execution of strategies and tasks
•	Decides resource allocation and deployment – including oversight and performance of direct reports.
•	Hiring and termination of employees aligned with 2015 budget - subject to advanced board approval of role and compensation changes for executives and officers (i.e. defined as roles above manager- level)
•	Vendor and customer decisions
•	Investor Relations activities consistent with public company requirements and needs of the Company
•	All perceived or actual conflicts of interest must be reviewed and discussed with the Board.

Initial Communications and timing

•	Monday 1/26 – internal communication to ADTM employees (Jim will be onsite on Wednesday)
•	Monday night/Tuesday morning 8-k is filed with announcement of the details
•	Tuesday 1/27 Beanstock employees announcement (Still involved periodically on strategic and some operational items but Joe and Ryan taking the majority of day to day roles)
•	Wednesday 1/28 – Jim is onsite at ADTM meeting with employees (and teams)

Initial Expectations

•	More than 80% of time will be focused on ADTM during the initial 2 months
•	Working onsite in Irvine as much as possible throughout the term
•	First week internally focused on operations and business initiations
•	Interact with existing investors and prospective investors as appropriate for the circumstances and a public company.

Initials: Adaptive __________

Consultant ________

www.adaptivem.com	6